Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in or incorporation by reference into this Registration Statement on Form S-3ASR of Talos Energy Inc. of our report dated February 3, 2022, containing information relating to Talos Energy Inc.’s estimated reserves as of December 31, 2021. We also hereby consent to all references to our firm or such reports included in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

June 14, 2022